
<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>  0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                                          6-MOS
<FISCAL-YEAR-END>                                      DEC-31-1999
<PERIOD-END>                                           JUN-30-1999
<CASH>                                                   7,475,528
<SECURITIES>                                           153,307,644<F1>
<RECEIVABLES>                                            1,014,211
<ALLOWANCES>                                                     0
<INVENTORY>                                                      0
<CURRENT-ASSETS>                                         4,267,433<F2>
<PP&E>                                                           0
<DEPRECIATION>                                                   0
<TOTAL-ASSETS>                                         166,064,816
<CURRENT-LIABILITIES>                                    6,083,284<F3>
<BONDS>                                                          0
<PREFERRED-MANDATORY>                                            0
<PREFERRED>                                                      0
<COMMON>                                               159,392,153
<OTHER-SE>                                                 589,379<F4>
<TOTAL-LIABILITY-AND-EQUITY>                           166,064,816
<SALES>                                                          0
<TOTAL-REVENUES>                                         5,902,251<F5>
<CGS>                                                            0
<TOTAL-COSTS>                                                    0
<OTHER-EXPENSES>                                         1,467,566<F6>
<LOSS-PROVISION>                                                 0
<INTEREST-EXPENSE>                                               0
<INCOME-PRETAX>                                          4,434,685
<INCOME-TAX>                                                     0
<INCOME-CONTINUING>                                      4,434,685
<DISCONTINUED>                                                   0
<EXTRAORDINARY>                                                  0
<CHANGES>                                                        0
<NET-INCOME>                                             4,434,685
<EPS-BASIC>                                                    0
<EPS-DILUTED>                                                    0

<F1> Includes  Participating  Insured Mortgage  Investments ("PIMIs")
     (insured mortgages of $75,175,715 and Additional Loans of $11,243,862), Participating Insured Mortgages ("PIMs") of $47,538,654 and
     Mortgage-backed Securities ("MBS") of $19,349,413.
<F2> Includes  prepaid  acquisition  fees and  expenses  of  $9,570,796  net of accumulated amortization of $6,557,413 and prepaid participation servicing fees of $3,190,184 net of accumulated amortization of $1,936,134.
<F3> Includes deferred income on Additional Loans of $5,958,322.
<F4> Unrealized gain on MBS.
<F5> Represents interest income on investments in mortgages and cash.
<F6> Includes $591,731 of amortization of prepaid fees and expenses.

